                                                                   EXHIBIT 10(E)



                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER is made and entered into and is effective as of the 21st day of December, 1995 (the "Agreement"), by and among The Colonial BancGroup, Inc., a Delaware corporation ("Acquiror"), and Commercial Bancorp of Georgia, Inc., a Georgia corporation ("CBG"). Certain capitalized terms used herein shall have the meanings ascribed to such terms in Appendix A hereto.


                              W I T N E S S E T H:

         WHEREAS, Acquiror owns all of the issued and outstanding shares of capital stock of Colonial Bank; and


         WHEREAS, CBG is a one-bank holding company that owns all of the issued and outstanding capital stock of Commercial Bank; and

         WHEREAS, the Boards of Directors of Acquiror, and CBG have approved the merger of CBG with and into Acquiror (the "Merger") upon the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements, and upon and subject to the terms and the conditions hereinafter set forth, the parties do hereby agree as follows:


                                   ARTICLE I

                                   THE MERGER

         1.01 The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with applicable law, at the Effective Time (as defined in Section 1.02 below) CBG shall be merged with and into Acquiror and the separate existence of CBG shall thereupon cease. Acquiror shall be the surviving corporation in the Merger (hereinafter sometimes referred to as the "Surviving Corporation") and the name of the Surviving Corporation shall be "The Colonial BancGroup, Inc." As a result of the Merger, Commercial Bank will become a wholly-owned subsidiary of Acquiror.

         1.02 Effective Time of the Merger. The Merger shall become effective at the time (the "Effective Time") specified in the Certificate of Merger to be issued by the Secretary of State of the State of Delaware. The filing of the Certificate of Merger shall be made simultaneously with or as soon as possible following the closing of the transactions contemplated by this Agreement in accordance with Article XII hereof. It is the intent of the parties hereto that the Effective Time shall be within five business days from the date of the last required approval and the expiration of any applicable waiting periods or as soon as practicable thereafter.

         1.03 Further Acts. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (i) to vest, perfect, confirm or record, in the Surviving Corporation, title to and possession of any property or right of CBG or Acquiror, acquired as a result of the Merger, or (ii) otherwise to carry out the purposes of this Agreement, CBG or Acquiror and its officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all reasonable acts necessary or proper to vest, perfect or confirm title to, and possession of, such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of CBG or Acquiror, or otherwise, to take any and all such action.


                                   ARTICLE II

                           THE SURVIVING CORPORATION

         2.01 Articles of Incorporation. The Certificate of Incorporation of Acquiror in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation after the Effective Time until otherwise amended or repealed.

         2.02 Bylaws. The Bylaws of Acquiror in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation after the Effective Time until otherwise amended or repealed.

         2.03 Directors and Officers of the Surviving Corporation. The directors of Acquiror in office immediately prior to the Effective Time shall serve as the directors of the Surviving Corporation following the Effective Time. The officers of Acquiror in office immediately prior to the Effective Time shall serve as the officers of the Surviving Corporation following the Effective Time.


                                  ARTICLE III

                              CONVERSION OF SHARES

         3.01    Conversion of Shares.  Subject to the provisions of this
Article III, at the Effective Time, by virtue of the Merger and without any action on the part of Acquiror, Colonial Bank, CBG, Commercial Bank, or the stockholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

                 (a) Each share of capital stock of Acquiror (the "Acquiror Capital Stock"), including the Common Stock, $2.50 par value per share of Acquiror ("Acquiror Common Stock"), and any associated rights to acquire Acquiror Capital Stock, issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.
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                 (b)      Each share of Common Stock of Colonial Bank issued
and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                 (c) Each share of Common Stock, $1.00 par value per share, of CBG ("CGB Common Stock") issued and outstanding at the Effective Time (other than treasury stock or shares held by Acquiror which shares shall be canceled) shall cease to be outstanding and shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchanged for the right to receive the number of shares of Acquiror Common Stock equal to $21.07 divided by the Market Value (subject to appropriate adjustment in the event of a stock split, stock dividend or recapitalization or other similar event applicable to shares of Acquiror Common Stock prior to the Effective Time) (the "Exchange Ratio") upon surrender of the certificate representing such shares of CBG Common Stock. The Market Value shall represent the per share market value of the Acquiror Common Stock at the Effective Time and shall be equal to the average of the Daily Average Value (as defined below) of the Acquiror Common Stock as reported by The New York Stock Exchange ("NYSE") on the thirty (30) trading days ending on the trading day immediately preceding the Effective Time. The Daily Average Value on each trading day shall be the average of the high and low sales price of the Acquiror Common Stock for such trading day as reported by the NYSE.

                 (d) Each share of Common Stock of Commercial Bank issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time and shall be wholly owned by the Surviving Corporation.

         3.02 Anti-Dilution Provisions. In the event Acquiror changes the number of shares of Acquiror Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Market Value and, as a result, the Exchange Ratio shall be proportionately adjusted to reflect such stock split, stock dividend or other recapitalization.

         3.03 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of shares of CBG Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Acquiror Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Acquiror Common Stock multiplied by the Market Value. No such holder will be entitled to dividends, voting rights, or any other rights as a stockholder in respect of any fractional shares.

         3.04    Conversion of Stock Options, Warrants and Stock Appreciation
Rights.

                 (a) At the Effective Time, all rights with respect to CBG Common Stock pursuant to stock options, stock purchase warrants or similar rights, including rights under contracts with employees of Commercial Bank (collectively, "CBG Options"), granted by

CBG or Commercial Bank, which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to Acquiror Common Stock, and Acquiror shall assume each CBG Option, in accordance with the terms of the agreement or plan by which it is evidenced, except that from and after the Effective Time, (i) each CBG Option assumed by Acquiror may be exercised solely for shares of Acquiror Common Stock, (ii) the number of shares of Acquiror Common Stock subject to such CBG Option shall be equal to the number of shares of CBG Common Stock subject to such CBG Option immediately prior to the Effective Time multiplied by the Exchange Ratio, and (iii) the per share exercise price under each such CBG Option shall be adjusted by dividing the per share exercise price under each such CBG Option by the Exchange Ratio and rounding up to the nearest cent. Notwithstanding the provisions of clause
(ii) of the preceding sentence, Acquiror shall not be obligated to issue any fraction of a share of Acquiror Common Stock upon exercise of CBG Options and any fraction of a share of Acquiror Common Stock that otherwise would be issued upon the exercise of a converted CBG Option shall represent the right to receive a cash payment upon exercise of such converted CBG Option equal to the product of such fraction and the difference between the market value of one share of Acquiror Common Stock at the time of exercise of such Option and the per share exercise price of such CBG Option as adjusted pursuant to clause
(iii) of the preceding sentence. The market value of one share of Acquiror Common Stock at the time of exercise of a CBG Option shall be the last sale price of such common stock on the NYSE (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by Acquiror) on the last trading day preceding the date of exercise. As soon as practicable after the Effective Time, Acquiror shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Acquiror Common Stock subject to such options and shall use its reasonable best efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such CBG Options remain outstanding. Schedule 3.04(a) lists the names of all persons holding CBG Options, the number of shares of CBG Common Stock issuable upon exercise of such CBG Options and the per share exercise price of such CBG Options.

                 As soon as practicable after the Effective Time, Acquiror shall deliver to the holders of each CBG Option an appropriate notice setting forth such holder's rights pursuant to such CBG Option following the Merger. At or prior to the Effective Time, Acquiror shall take all corporate action necessary to reserve for issuance sufficient shares of Acquiror Common Stock for delivery upon the exercise of CBG Options assumed by it in accordance with this Section 3.04.

                 (b) At the Effective Time, all obligations of CBG or Commercial Bank under stock appreciation rights or similar rights, including rights under the Commercial Bancorp of Georgia, Inc. and Commercial Bank of Georgia Deferred Compensation Plan for Directors, as amended, the Commercial Bancorp of Georgia, Inc., Commercial Bank of Georgia and Commercial Bank of Gwinnett 1995 Deferred Compensation Plan for Directors (such plans are referred to herein collectively as the "Deferred Compensation Plans") and under contracts with employees of CBG or Commercial Bank (such stock appreciation rights and similar rights are referred to as "CBG Stock Appreciation Rights"), granted by

CBG or Commercial Bank shall be assumed by Acquiror. Within ten (10) days following the Effective Time, Acquiror shall pay to each holder of CBG Stock Appreciation Rights cash equal to the value of such holder's CBG Stock Appreciation Right(s) determined in accordance with the terms of the plan or agreement under which such rights were granted except that, solely for purposes of determining the amount of cash to be paid to participants in the Deferred Compensation Plans, each Stock Unit (as defined in the respective Deferred Compensation Plan) credited to a participant's account under the Deferred Compensation Plans shall be deemed to have a value of $21.07 without regard to the fair market value of the CBG Common Stock on the immediately preceding Valuation Date (as defined in the Deferred Compensation Plans). Schedule 3.04(b) sets forth the names of all persons holding CBG Stock Appreciation Rights, the number of units of stock appreciation rights and the current method of determining the value of such stock appreciation rights.

         3.05 Exchange Procedures. Promptly after the Effective Time, Acquiror shall cause the exchange agent selected by Acquiror (the "Exchange Agent") to mail to the former stockholders of CBG appropriate transmittal materials. After the Effective Time, each holder of shares of CBG Common Stock issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.01 of this Agreement, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to
Section 3.06 of this Agreement. To the extent required by Section 3.03 of this Agreement, each holder of shares of CBG Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of Acquiror Common Stock to which such holder may be otherwise entitled (without interest). Acquiror shall not be obligated to deliver the consideration to which any former holder of CBG Common Stock is entitled as a result of the Merger until such holder surrenders such holder's certificate or certificates representing the shares of CBG Common Stock for exchange as provided in this
Section 3.05. The certificate or certificates of CBG Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither Acquiror, the Surviving Corporation nor the Exchange Agent shall be liable to a holder of CBG Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property law.

         3.06 Rights of Former CBG Stockholders. At the Effective Time, the stock transfer books of CBG shall be closed as to holders of CBG Common Stock immediately prior to the Effective Time and no transfer of CBG Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 3.05 of this Agreement, each certificate theretofore representing shares of CBG Common Stock shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.01 and 3.03 of this Agreement in exchange therefor. Whenever a dividend or other distribution is declared by Acquiror on the Acquiror Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but beginning 60 days after the Effective Time no dividend or other distribution payable to the holders of record of Acquiror Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of CBG Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 3.05 of this Agreement. However, upon surrender of such CBG Common Stock certificate, both the Acquiror Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate.

         3.07 Dissenters' Rights. Notwithstanding Section 3.01, no outstanding share of CBG Common Stock shall be converted into or represent a right to receive any shares of Acquiror Common Stock pursuant to Section 3.01 if the holder thereof has demanded and perfected his demand for payment of the fair value of such share in accordance with the applicable provisions of
Article 13 of the Georgia Business Corporation Code (the "Dissenter Provisions") and has not effectively withdrawn or lost his right to such payment. All such shares of CBG Common Stock shall represent only the rights granted with respect to such shares pursuant to the Dissenter Provisions. CBG shall give notice to Acquiror upon receipt by CBG of any written demands for payment of the fair value of CBG Common Stock and of withdrawals of such demands and any other written communications provided in accordance with or pursuant to the Dissenter Provisions (any stockholder duly making such a demand being hereinafter called a "Dissenting Stockholder"). Acquiror shall have the right to participate in all negotiations and proceedings with respect to any Dissenting Stockholder. CBG agrees that it will not, except with the prior consent of Acquiror, make any determination of fair value or any payment with respect to, or settle or offer to settle any matter arising out of, any dissent. Each Dissenting Stockholder, if any, who becomes entitled to payment for his shares of CBG Common Stock pursuant to the Dissenter Provisions shall receive payment therefor from Acquiror (but only after the amount thereof shall have been agreed upon or finally determined pursuant to the Dissenter Provisions) and such dissenting shares of CBG Common Stock shall be canceled. If any holder of shares of CBG Common Stock who demands payment of the fair value of his shares under the Dissenter Provisions shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment at any time, the shares of CBG Common Stock of such holder shall be converted into a right to receive the consideration set forth in Section 3.01 hereof.


                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF CBG


         CBG represents and warrants to Acquiror as follows:

         4.01 Organization. CBG is a corporation validly existing and in good standing under the laws of the State of Georgia. CBG has all requisite corporate power and authority to carry on and conduct its business as now being conducted and to own, lease or operate its material properties and assets. CBG is duly qualified as a foreign corporation, and is in good standing, in each state and foreign jurisdiction where the character of its assets or the nature or conduct of its business requires it to be so qualified except for such states and jurisdictions in which the failure to be so qualified will not have a Material Adverse Effect on CBG.

         4.02 Power and Authority. CBG has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of CBG (subject to receipt of appropriate approval by the stockholders of CBG). Subject to such stockholder approval, this Agreement constitutes CBG's legal, valid and binding obligation, enforceable against CBG in accordance with its terms.

         4.03    Capitalization.

                 (a) The authorized capital stock of CBG consists of (i) 10,000,000 shares of CBG Common Stock, of which 1,826,708 shares are issued and outstanding (not including shares reserved for issuance upon the exercise of CBG Options) and 35,000 shares were held as treasury shares as of the date of this Agreement, and (ii) 10,000,000 shares of serial preferred stock, $1.00 par value per share, none of which are issued and outstanding. All of the issued and outstanding shares of capital stock of CBG are duly and validly issued and outstanding and are fully paid and nonassessable under the Georgia Business Corporation Code. None of the outstanding shares of capital stock of CBG has been issued in violation of any preemptive rights of the current or past stockholders of CBG. CBG has reserved 348,351 shares of CBG Common Stock for issuance upon the exercise of outstanding CBG Options.

                 (b) Except as set forth in Schedule 4.03(b) hereto, there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating CBG to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of CBG or obligating CBG to grant, extend or enter into any such agreement or commitment.

         4.04 Subsidiaries. CBG has no direct or indirect Subsidiaries other than Commercial Bank, which is a commercial bank duly organized, validly existing and in good standing under the laws of the State of Georgia and has the corporate power and authority necessary for it to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Commercial Bank is qualified to do business, and is in good standing, in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary except for jurisdictions in which the failure to so qualify would not have a Material Adverse Effect on CBG. Commercial Bank is an "insured institution" as defined in the Federal Deposit

Insurance Act and applicable regulations thereunder, and its deposits are insured by the Bank Insurance Fund to the extent permitted by applicable law. All of the outstanding shares of capital stock of Commercial Bank are validly issued, fully paid, nonassessable and free of preemptive rights and are owned by CBG free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever. There are no subscriptions, options, warrants, rights, calls, contracts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights with respect to any shares of capital stock of Commercial Bank, including any right of conversion or exchange under any outstanding security, instrument or agreement.

         4.05 Information Supplied for Use in Registration Statement. Written information supplied by CBG to Acquiror and designated specifically for use in the Registration Statement (as hereinafter defined) or any amendment or supplement thereto, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Registration Statement on Form S-4 including the Proxy Statement/Prospectus set forth therein, to be filed by Acquiror with the Commission in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the Acquiror Common Stock, as amended at the time it becomes effective and as thereafter amended, is referred to herein as the "Registration Statement." The Proxy Statement/Prospectus in the form included in the Registration Statement at the time it becomes effective and at the time it is delivered to the stockholders of CBG is referred to herein as the "Proxy Statement/Prospectus."

         4.06    Financial Statements.

                 (a) CBG has filed and made available to Acquiror all forms, reports, and documents filed by CBG with the Commission since December 31, 1994 (collectively the "CBG SEC Reports"). The CBG SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and
(ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such CBG SEC Reports or necessary in order to make the statements in such CBG SEC Reports, in light of the circumstances under which they were made, not misleading in any material respects.

                 (b) Schedule 4.06(b) contains (i) the audited consolidated balance sheets (including related notes and schedules) of CBG as of December 31, 1994, the related audited consolidated statements of income, retained earnings, and cash flows (including related notes and schedules) for each of the three years in the period ended December 31, 1994 (the "Audited Financial Statements"); and (ii) the unaudited consolidated balance sheet (including related notes and schedules) of CBG as of September 30, 1995, the related unaudited consolidated statements of income, retained earnings, and cash flows (including related notes and schedules), for the three and nine month periods then ended (such unaudited consolidated financial statements hereinafter are referred to as the "Interim Financial Statements," and the Interim Financial Statements and the Audited Financial Statements are referred to collectively as the "CBG Financial Statements"). The Audited Financial Statements present fairly in all material respects the consolidated financial position of CBG and the results of its operations as of the respective dates and for the respective periods covered by the Audited Financial Statements. The Audited Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") or regulatory accounting principles applicable to banks and bank holding companies applied on a consistent basis. The Interim Financial Statements have been prepared in accordance with GAAP or regulatory accounting principles applicable to banks and bank holding companies (in each case as applicable to interim unaudited financial statements) and present fairly in all material respects the consolidated financial position of CBG and the results of its operations as of the respective dates and for the respective periods covered by the Interim Financial Statements, subject to normal and recurring year-end adjustments which are not expected to be material in amount.

                 (c) Since September 30, 1995, except as disclosed in the CBG Financial Statements, the CBG and SEC Reports or in Schedule 4.06(c) hereto, there have been no events, changes, or occurrences which have had, or will have, a Material Adverse Effect on CBG.

         4.07 No Undisclosed Liabilities. Except as reflected and reserved against in the CBG Financial Statements, or disclosed in the notes thereto, or as shown in Schedule 4.07, neither CBG nor Commercial Bank has incurred since September 30, 1995 any material liability or obligation which will have a Material Adverse Effect on CBG, except for liabilities and obligations incurred by CBG or Commercial Bank in the ordinary course of its business. Except as set forth in Schedule 4.07, since September 30, 1995, neither CBG nor Commercial Bank has incurred or paid any material liability or obligation which would have a Material Adverse Effect on CBG except for liabilities and obligations incurred by CBG or Commercial Bank in the ordinary course of its business.

         4.08 No Violation of Law. Each of CBG and Commercial Bank has in effect all Permits necessary for it to carry on its business as now conducted, except for those Permits the absence of which will not have a Material Adverse Effect on CBG, and there has occurred no Default under any such Permit, other than defaults which will not have a Material Adverse Effect on CBG. Except as disclosed in Schedule 4.08 hereto, neither CBG nor Commercial Bank:

                 (a) to the knowledge of CBG, is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations which will not have a Material Adverse Effect on CBG; and

                 (b) since January 1, 1994, has received any notification or communication from any agency or department of federal, state, or local government or any Agency or the staff thereof (i) asserting that CBG or Commercial Bank is not in compliance with any of the Laws or Orders which such governmental authority or Agency enforces, where such noncompliance will have a Material Adverse Effect on CBG, (ii) threatening to revoke any

Permits, the revocation of which will have a Material Adverse Effect on CBG or
(iii) requiring CBG or Commercial Bank to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

         4.09    Assets.

                 (a) Except as disclosed in Schedule 4.09 hereto or as disclosed or reserved against in the CBG Financial Statements, CBG and Commercial Bank have good and marketable title, free and clear of all Liens, to all of their respective material Assets reflected in CBG's most recent balance sheet referred to in Section 4.06.

                 (b) Schedule 4.09(b) sets forth a list and description of all material real and personal property owned or leased by CBG or Commercial Bank, either as lessor or lessee.

                 (c) Except as disclosed in Schedule 4.09(c) hereto, there are presently no claims pending under any policies of insurance and no notices have been given by CBG or Commercial Bank under such policies.

         4.10 Indebtedness. Schedule 4.10 sets forth a complete and accurate list and description of all instruments or other documents relating to any direct or indirect indebtedness for borrowed money of CBG and Commercial Bank (other than deposit liabilities), as well as indebtedness by way of lease-purchase arrangements, guarantees, undertakings on which others rely in extending credit and all conditional sales contracts, chattel mortgages and other security arrangements with respect to personal property used or owned by CBG or Commercial Bank. CBG has made available to Acquiror a true, correct and complete copy of each of the items listed in Schedule 4.10.

         4.11 Litigation. Except as set forth in Schedule 4.11 or in the CBG SEC Reports, there are no claims, suits, actions or known investigations, indictments or informations, proceedings or arbitrations, grievances or other procedures (including grand jury investigations, actions or proceedings, and product liability and workers' compensation suits, actions or proceedings) of which CBG has received notice pending or, to the knowledge of CBG, threatened in writing, before any court, commission, arbitration tribunal, or judicial, governmental or administrative department, body, agency, administrator or official, grand jury, or any other forum for the resolution of grievances, against CBG or Commercial Bank or involving any of its property or business which, if determined adversely to CBG or Commercial Bank, would have a Material Adverse Effect on CBG. There are no judgments, orders, writs, injunctions, decrees or known indictments or informations, grand jury subpoenas or civil investigative demands, plea agreements, stipulations or awards (whether rendered by a court, commission, arbitration tribunal, or judicial, governmental or administrative department, body, agency, administrator or official, grand jury or any other forum for the resolution of grievances) against or relating to CBG or Commercial Bank or involving any of its property or business.

         4.12 Employees. Schedule 4.12 sets forth the names and current compensation (broken down by category, e.g., salary, bonus, commission) of all employees of CBG and Commercial Bank. Other than as set forth in Schedule
4.12 or as contemplated by this Agreement, neither CBG nor Commercial Bank is a party to any employment or other contracts with any of its employees.

         4.13    Employee Benefits.

                 (a) To the knowledge of CBG, all employee benefit plans of CBG and Commercial Bank have been established in compliance with, and such plans have been operated in material compliance with, all applicable laws. Except as set forth on Schedule 4.13, neither CBG nor Commercial Bank sponsors or otherwise maintains a "pension plan" within the meaning of section 3(2) of ERISA or any other retirement plan other than the CBG 401(k) plan that is intended to qualify under section 401 of the Code, nor do any unfunded liabilities exist with respect to any employee benefit plan, past or present.
Schedule 4.13 includes a copy of the Internal Revenue Service determination letter respecting the CBG 401(k) plan. To the knowledge of CBG, no employee benefit plan, any trust created thereunder nor any trustee or administrator thereof has engaged in a "prohibited transaction," as defined in section 4975 of the Code, which may have a Material Adverse Effect on CBG.

                 (b) CBG has no reason to believe that any amount payable to any employee of CBG or Commercial Bank will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code and regulations thereunder.

         4.14 Collective Bargaining. There are no labor contracts, collective bargaining agreements, letters of understanding or other arrangements, formal or informal, between CBG or Commercial Bank and any union or labor organization covering any of CBG's or Commercial Bank's employees and none of said employees are represented by any union or labor organization.

         4.15 Labor Disputes. CBG and Commercial Bank are in material compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours. CBG and Commercial Bank are not and have not been engaged in any unfair labor practice, and, to the knowledge of CBG, no unfair labor practice complaint against CBG or Commercial Bank is pending before the National Labor Relations Board.
Relations between management and the employees are amicable and there have not been, nor to the knowledge of CBG are there presently, any attempts to organize employees, nor to the knowledge of CBG are there plans for any such attempts.

         4.16 Bank Accounts. Schedule 4.16 sets forth a complete and accurate list of each bank or financial institution in which CBG or Commercial Bank has an account or safe deposit box (giving the address and account numbers) and the names of the persons authorized to draw thereon or to have access thereto.

         4.17 Environmental Requirements. To the knowledge of CBG, except as disclosed in

Schedule 4.17, neither CBG nor Commercial Bank owns any property (including other real estate owned but excluding any property in which CBG or Commercial Bank has only a security interest), which is in violation of any federal or state law, regulation, or treaty relating to the storage, handling, transportation, treatment or disposal of hazardous substances (as defined in 42 U.S.C. Section 9601) or hazardous materials (as defined by any federal or state law or regulation) or other waste products, which violation will result in or have a Material Adverse Effect on CBG, and CBG and Commercial Bank have received all permits, licenses or other approvals as may be required of and under applicable federal and state environmental laws and regulations to conduct its respective business as currently conducted, except where the failure to have such permits, licenses or other approvals will not have a Material Adverse Effect on CBG. CBG and Commercial Bank are in compliance in all material respects with the terms and conditions of any such permit, license or approval, and has not received any notices or claims that it is a responsible party or a potentially responsible party in connection with any claim or notice asserted pursuant to 42 U.S.C. Section 9601 et. seq. or any state superfund law except where such failure to comply with the terms and conditions of any such permit, license or approval will not have a Material Adverse Effect on CBG. CBG and Commercial Bank have complied in all material respects with applicable laws and regulations with respect to the disposal of all of its hazardous substances, hazardous materials and other waste products.

         4.18    Contracts and Commitments.  Except as set forth in Schedule
4.18 or in the CBG SEC Reports and contracts made in the ordinary course of business:

                 (a) Neither CBG nor Commercial Bank has any agreement or contract that is material to its business, operations or prospects other than those agreements which have been furnished to Acquiror;

                 (b) Neither CBG nor Commercial Bank has any outstanding material agreement or contract, written or oral, with any officer, employee, agent, consultant, advisor, or broker that is not cancelable by CBG or Commercial Bank, on notice of not longer than thirty (30) days and without liability, penalty or premium of any kind; and

                 (c) Except as noted in Schedule 4.10 and except for negotiable instruments in the process of collection, neither CBG nor Commercial Bank has any power of attorney outstanding or any material contract, commitment or liability (whether absolute, accrued, contingent or otherwise), as guarantor, surety, co-signer, endorser, co-maker or indemnitor in respect of the contract or commitment of any other person, corporation, partnership, joint venture, association, organization or other entity.

         4.19 No Conflict. The execution and delivery of this Agreement by CBG and Commercial Bank, the consummation of the transactions contemplated herein by CBG and Commercial Bank, and the performance of the covenants and agreements of CBG and Commercial Bank herein, subject to fulfillment of the conditions set forth in this Agreement, will not, with or without the giving of notice or the lapse of time, or both, (i) violate or conflict with any of the provisions of any charter document or bylaw of CBG or Commercial Bank; or (ii) conflict with or result in a breach or default under or cause termination of any term or condition of any material mortgage, indenture, contract, license, permit, instrument, or other material agreement, document or instrument to which CBG or

Commercial Bank is a party or by which CBG or Commercial Bank or its properties may be bound which breach, default or violation would cause a Material Adverse Effect to CBG; or (iii) violate any provision of law, statute, regulation, court order or ruling of any governmental authority to which CBG or Commercial Bank is a party or by which it or its properties may be bound and which violation would have a Material Adverse Effect on CBG.

         4.20 Agreements in Full Force and Effect. All material contracts, agreements, plans, leases, policies and licenses to which CBG or Commercial Bank is a party and which are described in the Proxy Statement/Prospectus and/or referred to, or required to be referred to, in any Schedule delivered hereunder are valid and binding, and are in full force and effect in all material respects and are enforceable in accordance with their material terms, except to the extent that the validity or enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally.

         4.21 Required Consents and Approvals. Other than the approval of the consummation of the Merger by CBG's stockholders and by applicable bank regulatory agencies, no Consent or approval is required by virtue of the execution hereof by CBG or Commercial Bank or the consummation of any of the transactions contemplated herein by CBG or Commercial Bank the failure of which to obtain would have a Material Adverse Effect on CBG or on the transactions contemplated by this Agreement.

         4.22    Absence of Certain Changes and Events.  Except as set forth in
Schedule 4.22 or in the ordinary course of business, since September 30, 1995, CBG and Commercial Bank, taken as a whole, have not :

                 (a) suffered any damage or destruction adversely and materially affecting CBG;

                 (b) made any declaration, setting aside or payment of any dividend or other distribution of assets (whether in cash, stock or property) with respect to its capital stock, or any direct or indirect redemption, purchase or other acquisition of such stock, or otherwise made any payment of cash or any transfer of other assets;

                 (c) suffered any material adverse change in its working capital, assets, liabilities, financial condition or business prospects other than as a result of this Agreement and the transactions contemplated hereby;

                 (d) suffered any material adverse change in the collectibility of its loan portfolio not subject to loan loss reserves;

                 (e) except for customary increases based on term of service, performance or regular promotion of employees, increased (or announced any increase in) the compensation payable or to become payable to any employee, or increased (or announced any increase in) any bonus, insurance, pension or other employee benefit plan, payment or arrangement for such employees, or entered into or amended any employment, consulting, severance or similar agreement;

                 (f) incurred, assumed or guaranteed any liability or obligation (absolute, accrued, contingent or otherwise) other than in the ordinary course of business consistent with past practice or in connection with this transaction;

                 (g) paid, discharged, satisfied or renewed any claim, liability or obligation other than payment in the ordinary course of business consistent with past practice;

                 (h) permitted any of its assets to be subjected to any Lien;

                 (i)      waived any material claims or rights;

                 (j) sold, transferred or otherwise disposed of any of its material Assets, except in the ordinary course of business consistent with past practice;

                 (k) made any material capital expenditure or investment except in the ordinary course of business consistent with past practice;

                 (l) made any change in any material method, practice or principle of financial or tax accounting;

                 (m) managed working capital components, including cash, loans, deposits and other current liabilities in a fashion inconsistent in any material respect with past practice, including failing to make all budgeted and other normal capital expenditures, repairs, improvements and dispositions;

                 (n) paid, loaned, advanced, sold, transferred or leased any asset to any employee, except for normal compensation involving salary and benefits and except for loans to officers and directors;

                 (o) issued or sold any of its capital stock (other than pursuant to the exercise of any CBG Options) or issued any warrant, option or other right to purchase shares of its capital stock, or any security convertible into its capital stock;

                 (p) received notice that any of its substantial customers has terminated or intends to terminate its deposit or lending relationship with Commercial Bank other than in the ordinary course of business, which termination would have a Material Adverse Effect on CBG;

                 (q) failed to operate its business in the ordinary course in all material respects;

                 (r) except in the ordinary course of business, made or permitted any amendment or termination of any material contract, agreement or license to which it is a party if such amendment or termination would have a Material Adverse Effect on CBG; or

                 (s) agreed in writing, or otherwise, to take any action described in this Section.

         4.23    Tax Matters.

                 (a) Definitions. For purposes of this Agreement, the term "Taxes" shall mean all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, PBGC premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which CBG or Commercial Bank is required to pay, withhold or collect.

                 (b) Returns Filed and Taxes Paid. (i) All Tax returns required to be filed by or on behalf of CBG or Commercial Bank have been duly filed on a timely basis and such Tax returns are true, complete and correct in all material respects; (ii) all Taxes shown to be payable on the returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Taxes are payable by CBG and Commercial Bank with respect to items or periods covered by such returns (whether or not shown on or reportable on such returns) or with respect to any period prior to the date of this Agreement; (iii) CBG and Commercial Bank have withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party; and (iv) there are no liens on any of the assets of CBG or Commercial Bank with respect to Taxes, other than liens for Taxes not yet due and payable.

                 (c)      Tax Deficiencies; Audits; Statutes of Limitations.
(i) The Tax returns of CBG and Commercial Bank have never been audited by a government or taxing authority, nor is any such audit in process, pending or, to the knowledge of CBG, threatened; (ii) no deficiencies exist or have been asserted or are expected to be asserted with respect to Taxes of CBG or Commercial Bank and neither CBG nor Commercial Bank has received notice that it has not filed a Tax return or paid Taxes required to be filed or paid by it;
(iii) neither CBG nor Commercial Bank is a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or, to the knowledge of CBG, threatened against CBG or Commercial Bank; (iv) no waiver or extension of any statute of limitations is in effect with respect to Taxes or Tax returns of CBG or Commercial Bank; (v) CBG and Commercial Bank have disclosed on its federal income tax returns all positions taken therein that could give rise to a "substantial understatement of income tax" within the meaning of Section 6662 of the Code; and (vi) neither CBG nor Commercial Bank has made an application or request (either in writing or verbally, formally or informally) to the Internal Revenue Service to change methods of accounting or taxable year.

                 (d) Tax Sharing Agreements. Except as otherwise disclosed in Schedule 4.23(d), neither CBG nor Commercial Bank is (or have they ever been) a party to any tax sharing agreement.

         4.24 Loan Loss Reserves. Commercial Bank's allowances for possible loan losses is reasonably adequate as of the date hereof in all material respects based upon the classification of the outstanding loans to provide for all anticipated losses, net of recoveries related to loans previously charged-off, on loans outstanding as of the date hereof.

         4.25 Brokers. Except for services provide for CBG by The Robinson-Humphrey Company, Inc., all negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by CBG directly with Acquiror and without intervention of any other person, either as a result of any act of CBG or Commercial Bank, or otherwise, in such manner as to give rise to any valid claim against CBG or Commercial Bank for a finder's fee, brokerage commission or other like payment.

         4.26 Derivative Contracts. Neither CBG nor Commercial Bank is a party to or has agreed to enter into a swap, forward, future, option, cap, floor or collar financial contract, or any other interest rate or foreign currency protection contract or derivative security not included in the CBG Financial Statements which is a financial derivative contract (including various combinations thereof).

         4.27 Material Contract Defaults. Neither CBG nor Commercial Bank is in default in any material respect under the terms of any contract, agreement, lease or other commitment which is material to the business, operations, properties or Assets, or the condition, financial or otherwise, of such company and which default will have a Material Adverse Effect on CBG and, to the knowledge of CBG, there is no event which, with notice or lapse of time, or both, may be or become an event of default under such material contract, agreement, lease or other commitment in respect of which reasonable steps have not been taken to prevent such a default from occurring.

         4.28 Insurance. Schedule 4.28 sets forth a list of all insurance policies and bonds in effect for CBG or Commercial Bank. All such insurance policies and bonds are valid, enforceable and in full force and effect, and neither CBG nor Commercial Bank has received any notice of a premium increase or cancellation with respect to any of such insurance policies or bonds. Since January 1, 1994, to the knowledge of CBG, neither CBG nor Commercial Bank has been refused any insurance coverage which it has sought or applied for, and CBG has no knowledge that existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions as favorable in all material respects as those presently in effect, other than possible increases in premiums that do not result from any extraordinary loss experience. All policies of insurance presently held or policies containing substantially equivalent coverage will be outstanding and in full force with respect to each such company at all times from the date hereof to the Effective Time. To the knowledge of CBG, there are no pending or threatened claims against CBG's or Commercial Bank's director's and officer's liability insurance policy.

         4.29 Buy-Sell Agreement. To the knowledge of CBG, there are no agreements among any of its shareholders granting to any person or persons a right of first refusal in respect of the sale, transfer, or other disposition of shares of outstanding securities by any shareholder of CBG (other than in connection with the pledge of such shares), any similar agreement or any voting agreement or voting trust in respect of any such shares.

         4.30 Transfer of Shares. CBG has not received written notice of any plan or intention on the part of CBG's shareholders to sell or otherwise dispose of any of the Acquiror Common Stock to be received by them in the Merger that would reduce such shareholders' aggregate ownership to a number of shares having, in the aggregate, a fair market value of less than fifty (50%) percent of the total fair market value of CBG common stock outstanding immediately before the Merger.


                                   ARTICLE V

          REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND COLONIAL BANK

         Acquiror hereby represents and warrants to CBG as follows:

         5.01 Organization. Acquiror is a corporation validly existing and in good standing under the laws of the State of Delaware. Colonial Bank has been duly incorporated and is validly existing as a commercial bank under the laws of the State of Alabama. Each of Acquiror and its Subsidiaries has all requisite corporate power and authority to carry on and conduct its respective business as now being conducted and to own, lease or operate its material properties and assets. Acquiror and each of its Subsidiaries is duly qualified as a foreign corporation, and is in good standing, in each state (including, in the case of Acquiror, the State of Georgia) and foreign jurisdiction where the character of its assets or the nature or conduct of its business requires it to be so qualified except for such states and jurisdictions in which the failure to be so qualified will not have a Material Adverse Effect on Acquiror.

         5.02 Power and Authority. Acquiror has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Acquiror. This Agreement constitutes Acquiror's legal, valid and binding obligation, enforceable against Acquiror in accordance with its terms.

         5.03 Authorized and Outstanding Stock. The authorized Acquiror Capital Stock and the number of issued and outstanding shares thereof as of the date hereof is set forth in Schedule 5.03 hereto. All of such issued and outstanding shares of capital stock of Acquiror are duly and validly issued and outstanding and are fully paid and nonassessable. The shares of Acquiror Common Stock to be issued and delivered to the stockholders of CBG pursuant to the Merger have been duly reserved for issuance and, upon issuance to the stockholders of CBG pursuant to the terms of this Agreement, will be validly issued, fully paid and nonassessable. All issuances of the capital stock of Acquiror have been, and the issuance of shares to the stockholders of CBG will be, in compliance with all applicable agreements and all applicable laws, including federal and state securities laws, and all taxes thereon have been paid.

         5.04 No Conflict. The execution and delivery of this Agreement by Acquiror and Colonial Bank, the consummation of the transactions contemplated herein by Acquiror and Colonial Bank, and the performance of the covenants and agreements of Acquiror and Colonial Bank, subject to the fulfillment of the conditions to Acquiror's and Colonial Bank's obligations set forth in this Agreement, will not, with or without the giving of notice or the lapse of time, or both, (i) violate or conflict with any of the provisions of any charter document or bylaws of Acquiror or Colonial Bank; (ii) violate, conflict with or result in breach or default under or cause termination of any term or condition of any material mortgage, indenture, contract, license, permit, instrument, or other material agreement, document or instrument to which Acquiror or any of its Subsidiaries is a party or by which Acquiror or any of its Subsidiaries or any of their properties may be bound which breach, default or violation would cause a Material Adverse Effect on Acquiror; or (iii) violate any provision of law, statute, rule, regulation, court order, judgment or decree, or ruling of any governmental authority, to which Acquiror or Colonial Bank is a party or by which Acquiror or Colonial Bank or their properties may be bound.

         5.05    Financial Statements.

                 (a) Acquiror has filed and made available to CBG all forms, reports and documents required to be filed by Acquiror with the Commission since December 31, 1994, other than registration statements on Form S-8 (collectively, the "Acquiror SEC Reports"). The Acquiror SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Acquiror SEC Reports or necessary in order to make the statements in such Acquiror SEC Reports, in light of the circumstances under which they were made, not misleading.

                 (b) Each of the financial statements of Acquiror (including, in each case, any related notes) contained in the Acquiror SEC Reports, including any Acquiror SEC Reports filed after the date of this Agreement until the Effective Time (collectively, the "Acquiror Financial Statements"), complied as to form in all material respects with the applicable published rules and regulations of the Commission with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and fairly presented the consolidated financial position of Acquiror and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

                 (c) Since September 30, 1995, except as disclosed in the Acquiror SEC Reports, there have been no events, changes or occurrences which have had, or will have, a Material Adverse Effect on Acquiror.

         5.06 No Material Changes. Neither Acquiror nor any of its Subsidiaries has sustained, directly or indirectly, since September 30, 1995, any material loss or interference with its business. Except as set forth on
Schedule 5.06, since September 30, 1995, there has not been any change in the capital stock or long-term debt of Acquiror or any of its Subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the collectibility of the loan portfolio of Acquiror or its Subsidiaries or in or affecting the general affairs, management, financial position, stockholders' equity, assets, results of operations or prospects of Acquiror or any of its subsidiaries, whether or not arising in the ordinary course of business. Except as disclosed in the notes to the latest audited consolidated financial statements of Acquiror included in the Acquiror SEC Reports or on Schedule 5.06, neither Acquiror nor any of its subsidiaries has incurred or undertaken any liability or obligation, direct, indirect or contingent, which is material to the business or condition (financial or other) of Acquiror, except for liabilities or obligations incurred in the ordinary course of business.

         5.07 Required Consents and Approvals. Other than the approval of the consummation of the Merger by applicable bank regulatory agencies, no consent or approval is required by virtue of the execution hereof by Acquiror or Colonial Bank or the consummation of any of the transactions contemplated herein by Acquiror or Colonial Bank.

         5.08 No Undisclosed Liabilities. Except as and to the extent reflected and adequately reserved against in the financial statements included in the Acquiror SEC Reports, neither Acquiror nor any subsidiary of Acquiror has any material liability or obligation whatsoever, whether accrued, absolute, contingent or otherwise.

         5.09 No Violation of Law. Neither Acquiror nor any subsidiary of Acquiror, to its knowledge, is, has been and will be (by virtue of any past or present action, omission to act, contract to which it is a party or any occurrence or state of facts whatsoever) in violation of any applicable local, state or federal law, ordinance, regulation, order, injunction or decree, or any other requirement of any governmental body, agency or authority or court binding on any of them, or relating to their property or business or their advertising, sales or pricing practices (including, without limitation, any banking laws or regulations, antitrust laws or regulations, and the statutes, rules and regulations commonly referred to as the Environmental Protection Act, the Americans With Disabilities Act, and the statutes and regulations of any state or other jurisdiction in which Acquiror or any of its Subsidiaries does business), nor will Acquiror or any of its Subsidiaries hereafter suffer or incur any material loss, liability, penalty or expense (including, without limitation, attorneys' fees) by virtue of any such violation.

         5.10 Litigation. Other than as disclosed in the Acquiror SEC Reports, the are no charges, suits, actions, investigations of a material nature pending or threatened against Acquiror or any of its Subsidiaries.

         5.11 Securities and Exchange Commission Matters. On the effective date of the Registration Statement, at all times subsequent thereto and including the closing date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and the Proxy Statement/Prospectus (as amended or as supplemented), including the financial statements included or incorporated by reference in the Proxy Statement/Prospectus, did or will comply with all applicable provisions of the Securities Act, the Exchange Act, the rules and regulations of the Commission under the Securities Act and the Exchange Act (collectively, the "Rules and Regulations"), and will contain all statements required to be stated therein in accordance with the Securities Act, the Exchange Act, and the Rules and Regulations. On the effective date of the Registration Statement and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement, the Proxy Statement/Prospectus, any such amendment or supplement or any documents incorporated therein by reference did or will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the effective date of the Registration Statement, the date the Proxy Statement/Prospectus or any amendment or supplement to the Proxy Statement Prospectus is filed with the Commission and at the Effective Time the Proxy Statement/Prospectus did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 5.11 do not apply to any statements or omissions made in reliance on and in conformity with information relating to CBG furnished in writing to Acquiror by CBG specifically for inclusion in the Registration Statement or Proxy Statement/Prospectus or any amendment or supplement thereto.

         Any documents or filings that are incorporated by reference, when they were or shall be filed with the Commission, as the case may be, complied or will comply in all material respects with the requirements of the Securities Act, or the Exchange Act, as applicable, and the Rules and Regulations.

         5.12 Loan Loss Reserves. Acquiror's allowances for possible loan losses is reasonably adequate as of the date hereof in all material respects to provide for all anticipated losses based on the classification of such loans, net of recoveries related to loans previously charged-off, on loans outstanding as of the date hereof.

         5.13 Assets. Except as disclosed in the Acquiror SEC Reports or as disclosed or reserved against in the Acquiror Financial Statements, Acquiror and its Subsidiaries have good and marketable title, free and clear of all Liens, to all of their respective material Assets reflected in Acquiror's most recent balance sheet referred to in Section 5.05.

         5.14    Tax Matters.

                 (a) Returns Filed and Taxes Paid. (i) All Tax returns required to be filed by or on behalf of Acquiror and any of its Subsidiaries have been duly filed on a timely basis and such Tax returns are true, complete and correct in all material respects; (ii) all Taxes shown to be payable on the returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Taxes are payable by Acquiror or its Subsidiaries with respect to items or periods covered by such returns (whether or not shown on or reportable on such returns) or with respect to any period prior to the date of this Agreement; (iii) Acquiror and its Subsidiaries have withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party; and (iv) there are no liens on any of the assets of Acquiror or its Subsidiaries with respect to Taxes, other than liens for Taxes not yet due and payable.

                 (b)      Tax Deficiencies; Audits; Statutes of Limitations.
(i) No deficiencies exist or have been asserted or are expected to be asserted with respect to Taxes of Acquiror or any of its Subsidiaries and neither Acquiror nor any of its Subsidiaries has received notice that it has not filed a Tax return or paid Taxes required to be filed or paid by it; (ii) neither Acquiror nor any of its Subsidiaries is a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or, to the knowledge of Acquiror, threatened against Acquiror or any of its Subsidiaries;
(iii) no waiver or extension of any statute of limitations is in effect with respect to Taxes or Tax returns of Acquiror or any of its Subsidiaries; (iv) Acquiror and its Subsidiaries have disclosed on its federal income tax returns all positions taken therein that could give rise to a "substantial understatement of income tax" within the meaning of Section 6662 of the Code; and (v) neither Acquiror nor any of its Subsidiaries has made an application or request (either in writing or verbally, formally or informally) to the Internal Revenue Service to change methods of accounting or taxable year.

         5.15 Tax Treatment. Acquiror has no present plans to sell or otherwise dispose of any of the Assets of CBG, or to liquidate any Subsidiaries (except that Acquiror may merge Commercial Bank into a subsidiary of Acquiror), subsequent to the Merger and Acquiror intends to continue the historic business of CBG.

         5.16 Employee Benefits. To the knowledge of Acquiror, all employee benefit plans of Acquiror and each of its Subsidiaries have been established in compliance with, and such plans have been operated in material compliance with, all applicable laws. Except as set forth on Schedule 5.16, neither Acquiror nor any of its Subsidiaries sponsors or otherwise maintains a "pension plan" within the meaning of section 3(2) of ERISA or any other retirement plan other than the Acquiror 401(k) plan that is intended to qualify under section 401 of the Code, nor do any unfunded liabilities exist with respect to any employee benefit plan, past or present. To the knowledge of Acquiror, no employee benefit plan, any trust created thereunder nor any trustee or administrator thereof has engaged in a

"prohibited transaction," as defined in section 4975 of the Code, which may have a Material Adverse Effect on Acquiror.

         5.17 Environmental Requirements. To the knowledge of Acquiror, except as disclosed in Schedule 5.17, neither Acquiror nor any of its Subsidiaries owns any property (including other real estate owned but excluding any property in which Acquiror or any of its Subsidiaries has only a security interest), which is in violation of any federal or state law, regulation, or treaty relating to the storage, handling, transportation, treatment or disposal of hazardous substances (as defined in 42 U.S.C. Section 9601) or hazardous materials (as defined by any federal or state law or regulation) or other waste products, which violation will result in or have a Material Adverse Effect on Acquiror, and Acquiror and its Subsidiaries have received all permits, licenses or other approvals as may be required of and under applicable federal and state environmental laws and regulations to conduct its respective business as currently conducted, except where the failure to have such permits, licenses or other approvals will not have a Material Adverse Effect on Acquiror. Acquiror and its Subsidiaries are in compliance in all material respects with the terms and conditions of any such permit, license or approval, and has not received any notices or claims that it is a responsible party or a potentially responsible party in connection with any claim or notice asserted pursuant to 42 U.S.C. Section 9601 et. seq. or any state superfund law except where such failure to comply with the terms and conditions of any such permit, license or approval will not have a Material Adverse Effect on Acquiror. Acquiror and its Subsidiaries have complied in all material respects with applicable laws and regulations with respect to the disposal of all of its hazardous substances, hazardous materials and other waste products.

         5.18 Derivative Contracts. Neither Acquiror nor any of its Subsidiaries is a party to or has agreed to enter into a swap, forward, future, option, cap, floor or collar financial contract, or any other interest rate or foreign currency protection contract or derivative security not included in the Acquiror Financial Statements which is a financial derivative contract (including various combinations thereof).

         5.19 Material Contract Defaults. Neither Acquiror nor any of its Subsidiaries is in default in any material respect under the terms of any contract, agreement, lease or other commitment which is material to the business, operations, properties or Assets, or the condition, financial or otherwise, of such company and which default will have a Material Adverse Effect on Acquiror and, to the knowledge of Acquiror, there is no event which, with notice or lapse of time, or both, may be or become an event of default under such material contract, agreement, lease or other commitment in respect of which reasonable steps have not been taken to prevent such a default from occurring.

                                   ARTICLE VI

                                COVENANTS OF CBG

         6.01 Pre-Closing Operations of CBG. CBG hereby covenants and agrees that, except as consented to in writing by Acquiror, pending the Closing, CBG and Commercial Bank will operate and conduct its business only in the ordinary course consistent in all material respects with prior practices. Pursuant thereto and not in limitation of the foregoing, from and after the date hereof:

                 (a) CBG and Commercial Bank shall manage its working capital, including cash, loans, other current assets, deposits and other current liabilities, in a fashion consistent in all material respects with past practice.

                 (b) CBG and Commercial Bank shall maintain its physical Assets in their present state of repair (ordinary wear and tear excepted).

                 (c) CBG and Commercial Bank shall not take any of the following actions after the date of this Agreement without the prior written consent of Acquiror, which consent shall not be unreasonably withheld, conditioned or delayed:

                          (i)     Incur any additional debt obligation or other
obligation for borrowed money in excess of an aggregate of $25,000 except in the ordinary course of the business consistent in all material respects with past practices (which shall include, for Commercial Bank, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose or suffer the imposition, on any asset of CBG or Commercial Bank of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof);

                          (ii)    Mortgage, pledge or subject to Liens any
assets having a value of $25,000 or more in the aggregate; except Liens that exist as of the date of this Agreement;

                          (iii)   Except for purchases of U.S. Treasury
securities or U.S. Government agency securities, which in either case have maturities of three years or less, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, asset transfers, or purchase of any assets, in any Person, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, or (ii) acquisitions of control by Commercial Bank in its fiduciary capacity;

                          (iv)    Except as set forth in Schedule 4.12,
increase (or announce any increase of) any salaries, wages or employee benefits, modify, alter or amend any CBG Options or hire any new employees with individual salaries in excess of $35,000 (except to replace existing employees) other than in the ordinary course of business consistent in all material respects with past practice;

                          (v)     Amend any charter document or bylaw;

                          (vi)    Issue or sell any of its capital stock (other
than upon exercise of outstanding CBG Options or warrants), redeem, purchase or otherwise acquire any shares of its capital stock, or make any other change in its issued and outstanding capital stock, or, except as set forth in Schedule 6.01(c)(vi), issue any warrant, option or other right to purchase shares of its capital stock or any security convertible into its capital stock, or declare any dividends or make any other distribution with respect to its capital stock;

                          (vii)   Adjust, split, combine or reclassify any
capital stock of CBG or issue or authorize the issuance of any other securities in respect of or in substitution for shares of CBG Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any shares of capital stock of Commercial Bank;

                          (viii)  Incur, assume or guarantee any obligation or
liability for borrowed money, or exchange, refund or renew any outstanding indebtedness of CBG or Commercial Bank in such a manner as to reduce the principal amount of such indebtedness or increase the interest rate or balance outstanding other than in the ordinary course of business consistent in all material respects with past practice;

                          (ix)    Amend or terminate any material agreement,
excluding loan contracts but including any insurance policy, in force on the date hereof;

                          (x)     Except as set forth in Schedule 6.01(c)(x),
enter into or amend any employment contract or agreement between any CBG or Commercial Bank and any person (unless such amendment is required by applicable law) that CBG or Commercial Bank does not have the unconditional right to terminate without liability (other than liability for services already rendered) at any time on or after the Effective Time;

                          (xi)    Adopt any new employee benefit plan of CBG or
Commercial Bank or make any material change in or to any existing employee benefit plans of CBG or Commercial Bank other than any such change that is required by law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

                          (xii)   Make any material changes in financial or tax
accounting methods, principles or practices except as may be appropriate to conform to changes in applicable law or regulatory accounting requirements or GAAP.

         6.02 Access. From the date of this Agreement through the Closing Date, CBG and Commercial Bank shall (i) provide Acquiror and its respective designees (officers, employees, counsel, accountants, and other authorized representatives who shall be bound by Section 8.03 hereof) with such information as Acquiror may from time to time reasonably request with respect to CBG and Commercial Bank and the transactions contemplated by this Agreement;
(ii) provide Acquiror and its designees reasonable access during regular business hours and upon reasonable notice to the books, records, offices, personnel, counsel, accountants and actuaries of CBG and Commercial Bank as Acquiror or its designees may from time to time reasonably request; and (iii) permit Acquiror and its designees to make such inspections thereof as Acquiror may reasonably request. Any investigation shall be conducted in such a manner so as not to interfere unreasonably with the operation of the business of CBG and Commercial Bank.

         6.03 Interim Financials. As promptly as practicable after each regular accounting period subsequent to September 30, 1995 and prior to the Closing Date, CBG will deliver to Acquiror periodic financial reports concerning CBG and Commercial Bank in the form which it customarily prepares for its internal purposes and, if available, unaudited statements of the financial position of CBG and Commercial Bank as of the last day of each accounting period and unaudited statements of income and cash flows of CBG and Commercial Bank for the period then ended.

         6.04 Meeting of Stockholders. As soon as practicable following the execution of this Agreement, CBG shall call a meeting of its stockholders to be held after the effective date of the Registration Statement for the purpose of considering and voting upon the Merger.

         6.05 Notice of Breach or Potential Breach or Adverse Change. CBG shall promptly notify Acquiror of any change, circumstance or event which would cause any of the representations or warranties made by CBG and Commercial Bank pursuant to this Agreement to be untrue as of the date hereof or at the Closing or which prevents CBG and Commercial Bank from complying with any of its obligations hereunder.

         6.06 Director Voting. CBG shall on the date of execution of this Agreement, or as soon as practicable thereafter, obtain an agreement from each of its directors substantially in the form set forth in Exhibit A.


                                  ARTICLE VII

                             COVENANTS OF ACQUIROR

         Acquiror hereby covenants and agrees as follows:

         7.01 Access. From the date of this Agreement through the Closing Date, Acquiror and Colonial Bank shall (i) provide CBG and its designees (officers, employees, counsel, accountants, actuaries, and other authorized representatives) with such information as CBG and Commercial Bank may from time to time reasonably request with respect to Acquiror and its Subsidiaries and the transactions contemplated by this Agreement; (ii) provide CBG and its designees access during regular business hours and upon reasonable notice to the books, records, offices, personnel, counsel, accountants and actuaries of Acquiror and its Subsidiaries, as CBG or its designees may from time to time reasonably request; and (iii) permit CBG and its designees to make such inspections thereof as CBG may reasonably request. Any investigation shall be conducted in such a manner so as not to interfere unreasonably with the operation of the business of Acquiror and its Subsidiaries.

         7.02 Interim Financials. As promptly as practicable after each quarterly accounting period subsequent to September 30, 1995 and prior to the Closing Date, Acquiror will deliver to CBG periodic financial reports in the form which it customarily prepares for its internal purposes and, if available, Acquiror will deliver to CBG unaudited statements of the consolidated financial position of Acquiror as of the last day of each accounting period and unaudited consolidated statements of income and cash flow of Acquiror for the period then ended.

         7.03 Notice of Breach or Potential Breach or Adverse Change. Acquiror shall promptly notify CBG of any change, circumstance or event which would cause any of the representations or warranties made by Acquiror or Colonial Bank pursuant to this Agreement to be untrue as of the date hereof or at the Closing or which prevents Acquiror or Colonial Bank from complying with any of its obligations hereunder.

         7.04    New York Stock Exchange Listing.   Acquiror shall cause the
shares of Acquiror Common Stock to be issued in the Merger to be listed for trading on the NYSE on or before the Effective Time.

         7.05 Employee Benefit Matters. At the Effective Time, all employees of CBG or Commercial Bank shall, at Acquiror's option, either (i) remain employees of Commercial Bank or become employees of the Surviving Corporation or its Subsidiaries ("Retained Employees") or (ii) be entitled to severance benefits in accordance with [Colonial Bank's] severance policy as of the date of this Agreement. All Retained Employees shall be entitled, to the extent permitted by applicable law, to participate in all benefit plans of Acquiror and/or Colonial Bank to the same extent as Colonial Bank employees. Retained Employees shall be allowed to participate as of the Effective Time in the medical and dental benefits plans of Acquiror and/or Colonial Bank as new employees of Colonial Bank with a waiver of the any waiting period and of any pre-existing condition limitations. To the extent permitted by applicable law, the period of service with CBG and Commercial Bank of all Retained Employees shall be recognized for vesting and eligibility purposes under Colonial Bank's benefit plans. In addition, if the Effective Time falls within an annual period of coverage under any group health plan or group dental plan of the Surviving Corporation or its Subsidiaries, each Retained Employee shall be given credit for covered expenses paid by that employee under the comparable employee benefit plans of CBG and Commercial Bank during the applicable coverage period through the Effective Time towards the satisfaction of any deductible limitation and out-of-pocket maximum that may apply under the group health plan or group dental plan of the Surviving Corporation and its Subsidiaries.

         7.06 Georgia Board of Directors. Effective as of the Effective Time, Acquiror shall cause to be elected to the Board of Directors of Commercial Bank certain of the current directors of CBG who shall be agreed upon by Acquiror and CBG prior to the Effective Time.

                                  ARTICLE VIII

                            COVENANTS OF THE PARTIES

         Acquiror and CBG hereby covenant to and agree with one another as follows:

         8.01    Approvals of Third Parties; Satisfaction of Conditions to
Closing.   Acquiror, Colonial Bank, CBG and Commercial Bank  will use their reasonable efforts, and will cooperate with one another, to secure all necessary consents, approvals, authorizations and exemptions from governmental agencies and other third parties, including, without limitation, all consents required by Sections 9.05 and 9.06 hereof. In connection therewith, Acquiror shall promptly prepare and file applications with all regulatory authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite consents and approvals to such transactions. Acquiror, Colonial Bank, CBG and Commercial Bank will use their reasonable, good faith efforts to cause or obtain the satisfaction of the conditions specified in
Article X. Acquiror and Colonial Bank will use their reasonable, good faith efforts to cause or obtain the satisfaction of the conditions specified in
Article IX.

         8.02 Preparation of Registration Statement and the Proxy Statement/Prospectus. Acquiror and CBG shall promptly prepare the Proxy Statement/Prospectus and Acquiror shall promptly prepare and file with the Commission the Registration Statement, in which the Proxy Statement/Prospectus will be included. Each of CBG and Acquiror shall use all reasonable efforts to file the Registration Statement on or before February 9, 1995 (or such later date as is mutually agreed by the parties hereto) and to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. Acquiror shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of the Acquiror Common Stock in the Merger.

         8.03 Confidentiality. In connection with this Agreement, the parties may have access to information which is nonpublic, confidential or proprietary in nature. All of such information, in whole or in part, together with any analyses, compilations, studies or other documents prepared by any party, which contain or otherwise reflect any such information is hereinafter referred to as the "Information". Each party hereby agrees that the Information will be kept confidential and shall not, without the prior mutual written consent of the parties, be disclosed, in any manner whatsoever, in whole or in part, and shall not be used by any party following the termination of this Agreement. Each party agrees to transmit the Information only to its respective employees and representatives who need to know the Information and who shall agree to be bound by the terms and conditions of this Agreement. In any event, each party shall be responsible for any breach of this Agreement by its respective employees or representatives. If the transactions contemplated hereunder are not consummated, the parties shall return the Information to the
other promptly upon request and no party shall retain any copies.   In the
event any party becomes legally compelled to disclose any of the Information, such party will provide to the other parties prompt notice so that each other party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or compliance with the provisions of this Agreement is waived, a party will furnish only that portion of the Information which is legally required, and to the extent requested by the other party, will exercise its best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the Information. The term "Information" does not include information which (i) was known to any party about another party prior to its disclosure, provided that such information was lawfully obtained or developed, (ii) becomes generally available to the public other than as a result of a disclosure by a party in violation of this Agreement, or (iii) becomes available from a source other than a party to this Agreement, if the source is not bound by a confidentiality agreement and such source lawfully obtained such information.

         8.04 Press Releases. Prior to the Effective Time, CBG and Acquiror shall consult with each other as to the form and substance of any press release or other public disclosure related to this Agreement or to transactions contemplated hereby; provided that nothing in this Section 8.04 shall be deemed to prohibit any party hereto from making any disclosure which its counsel deems necessary or advisable in order to satisfy such party's disclosure obligations imposed by law.


                                   ARTICLE IX

                        CONDITIONS TO OBLIGATIONS OF CBG

         Each of the obligations of CBG to be performed hereunder shall be subject to the satisfaction (or waiver by CBG) at or prior to the Effective Time of the covenants of Acquiror set forth herein and of each of the following conditions:

         9.01 Representations and Warranties True at Closing Date. Each of Acquiror's and Colonial Bank's representations and warranties contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of such date; Acquiror and Colonial Bank shall have complied in all material respects with the covenants and agreements set forth herein to be performed or complied with by them on or before the Effective Time; and Acquiror and Colonial Bank shall have delivered to CBG and Commercial Bank a certificate in form and substance reasonably satisfactory to CBG confirming such matters and such other matters as may be reasonably requested by CBG.

         9.02 Litigation. There shall not be any litigation or threat of Litigation against any party hereto (a) challenging the validity or legality of this Agreement or (b) seeking damages in respect of or seeking to restrain or invalidate the transactions contemplated by this Agreement which, in the judgment of CBG, based upon advice of counsel, would have a Material Adverse Effect on Acquiror, Colonial Bank, CBG, Commercial Bank or the consummation of the transactions contemplated by this Agreement.

         9.03 Opinion of Counsel. CBG and Commercial Bank shall have received from counsel to Acquiror an opinion, dated as of the Closing Date, in form and substance reasonably satisfactory to CBG and its counsel.

         9.04 Tax Opinion. CBG and Commercial Bank shall have received from Miller, Hamilton, Snider & Odom, L.L.C., counsel to Acquiror, an opinion in form and substance reasonably satisfactory to CBG and its counsel to the effect that (i) the Merger will constitute a "reorganization" within the meaning of
Section 368 of the Code, (ii) no gain or loss will be recognized by CBG or Commercial Bank in connection with the Merger, (iii) no gain or loss will be recognized by the shareholders of CBG who receive shares of Acquiror Common Stock in the Merger except to the extent of any taxable "boot" received by such persons from Acquiror, and except to the extent of any dividends received from CBG prior to the Effective Time, (iv) the tax basis of the Acquiror Common Stock received by such shareholders from Acquiror in connection with the Merger will be equal to the sum of the tax basis of their shares of CBG Common Stock exchanged in the Merger and the amount of gain, if any, which was recognized by the exchanging CBG shareholder, including any portion treated as a dividend, less the value of taxable boot, if any, received by such shareholder in the Merger, (v) the holding period of the Acquiror Common Stock will include the holding period of the shares of CBG Common Stock exchanged therefor if such shares of CBG Common Stock were capital assets in the hands of the exchanging CBG shareholder, and (vi) cash received by a CBG shareholder in lieu of a fractional share interest of Acquiror Common Stock will be treated as having been received as a distribution in full payment in exchange for the fractional share interest of Acquiror Common Stock which he would otherwise be entitled to receive and will qualify as capital gain or loss (assuming the CBG Common Stock was a capital asset in his hands as of the Effective Time).

         9.05 Documents Satisfactory in Form and Substance. All agreements, certificates, opinions and other documents delivered by Acquiror or Colonial Bank to CBG and Commercial Bank hereunder or in connection herewith shall be in form and substance satisfactory to counsel for CBG and Commercial Bank, in the exercise of such counsel's reasonable judgment.

         9.06 Required Governmental Approvals. All governmental authorizations, consents and approvals necessary for the valid consummation of the transactions contemplated hereby shall have been obtained and shall be in full force and effect. All applicable governmental pre-acquisition filing, information furnishing and waiting period requirements shall have been met or such compliance shall have been waived by the governmental authority having authority to grant such waivers.

         9.07 Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of CBG Common Stock entitled to vote thereon.

         9.08 Absence of Adverse Facts. No fact, event or condition shall exist, or shall be reasonably likely to occur or has occurred that (a) has had a Material Adverse Effect on, or which may be reasonably foreseen to have a Material Adverse Effect on Acquiror or the consummation of the transactions contemplated by this Agreement which has not been waived by CBG (in the exercise of its sole and exclusive discretion), (b) would be materially adverse to the interests of CBG or its stockholders, or (c) would render the transactions contemplated by this Agreement impractical because of any material event including but not limited to a state of war, national emergency, banking moratorium or general suspension of trading on the NYSE, or other national securities exchange.

         9.09 Fairness Opinion. CBG shall have received from The Robinson-Humphrey Company, Inc. a letter in form and substance satisfactory to CBG which provides that this Agreement and the transactions contemplated thereby are fair to the stockholders of CBG from a financial point of view.


                                   ARTICLE X

                     CONDITIONS TO OBLIGATIONS OF ACQUIROR

         The obligations of Acquiror to be performed hereunder shall be subject to the satisfaction (or waiver by Acquiror) on or before the Effective Time of each of the Covenants of CBG set forth herein and of each of the following conditions:

         10.01 Representations and Warranties True at Closing Date. Each of the representations and warranties of CBG and Commercial Bank contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of such date; CBG and Commercial Bank shall have performed and complied in all respects with the covenants and agreements set forth herein to be performed or complied with by CBG or Commercial Bank on or before the Effective Time; and CBG and Commercial Bank shall have delivered to Acquiror and Colonial Bank a certificate in form and substance reasonably satisfactory to Acquiror confirming such matters and confirming such other matters as may be reasonably requested by Acquiror.

         10.02 No Material Change. Other than changes relating to, or resulting from, the existence of, or the terms of, this Agreement and the transactions contemplated hereby, including any related loss of employees or customers of CBG or Commercial Bank, neither Acquiror nor any of its Subsidiaries shall have suffered any material adverse change since September 30, 1995 in its business, operations, prospects, financial condition, working capital, assets, liabilities (absolute, accrued, contingent or otherwise), reserves or operations.

         10.03 Litigation. There shall not be any litigation or threat of litigation against any party hereto (a) challenging the validity or legality of this Agreement or (b) seeking damages in respect of or seeking to restrain or invalidate the transactions contemplated by this Agreement which, in the judgment of either Acquiror or Colonial Bank, would have a material adverse effect on Acquiror, Colonial Bank, Commercial Bank or the consummation of the transactions contemplated by this Agreement.

         10.04 Required Governmental Approvals. All governmental authorizations, consents and approvals necessary for the valid consummation of the transactions contemplated hereby shall have been obtained and shall be in full force and effect. All applicable governmental pre-acquisition filing, information furnishing and waiting period requirements shall have been met or such compliance shall have been waived by the governmental authority having authority to grant such waivers.

         10.05 Opinion of Counsel to CBG. Acquiror shall have received from counsel to CBG an opinion, dated the Closing Date, in form and substance reasonably satisfactory to Acquiror, and its counsel.

         10.06 Documents Satisfactory in Form and Substance. All agreements, certificates, opinions and other documents delivered by CBG and Commercial Bank to Acquiror and Colonial Bank hereunder shall be in form and substance satisfactory to counsel for Acquiror, in the exercise of such counsel's reasonable judgment.

         10.07 Accountants' Letters. Acquiror and Colonial Bank shall have received a letter from CBG's independent accountants with respect to the financial, accounting and statistical data regarding CBG and Commercial Bank set forth in the Registration Statement dated within five days prior to the Closing Date.

         10.08 Limitation on Dissenting Stockholders. All periods for notification of demands by Dissenting Stockholders pursuant to the Dissenter Provisions shall have expired. Neither CBG, Commercial Bank, Acquiror nor Colonial Bank shall have received notification of demands from Dissenting Stockholders who hold an aggregate of ten percent (10%) or more of the outstanding CBG Common Stock.

         10.09 Controlling Shareholders. Each shareholder of CBG who may be an "affiliate" of CBG within the meaning of Rule 145 of the Rules and Regulations under the Securities Act shall have executed and delivered to Acquiror a commitment and undertaking to the effect that such person shall not make a "distribution" (within the meaning of Rule 145) of the Acquiror Common Stock which he receives upon the Effective Time and that such Acquiror Common Stock will be held subject to all applicable provisions of the Securities Act and the rules and regulations of the Commission thereunder.

         10.10 Pooling of Interests. Acquiror shall have received the written opinion of Coopers & Lybrand, L.L.P. that the Merger will qualify for the pooling of interests method of accounting under generally accepted accounting principles.


                                   ARTICLE XI

                                INDEMNIFICATION

         11.01   Indemnification.

                 (a) Acquiror shall, and shall cause the Surviving Corporation to, indemnify, defend, and hold harmless the present and former directors, officers, employees and agents of the CBG and Commercial Bank (each an "Indemnified Party") against all Liabilities arising out of or in connection with actions or omissions, or alleged actions or omissions, occurring at or prior to the Effective Time or alleged to have occurred at or prior to the

Effective Time (including the transactions contemplated by this Agreement) to the full extent provided in the Articles of Incorporation of CBG in effect immediately prior to the Effective Time.

                 (b) If Acquiror or the Surviving Corporation or any of their successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any person or entity, then and in each case, proper provision shall be made so that the successors and assigns of Acquiror or Surviving Corporation, as the case may be, shall assume the obligations set forth in this
Article XI.

                 (c) The provisions of this Article XI are intended to be for the benefit of, and enforceable by, each Indemnified Party, his or her heirs and representatives.

                 (d)      In addition to the foregoing provisions of this
Section 11.01, Acquiror shall purchase from a reputable insurance company director and officer liability insurance that will provide "tail" liability insurance coverage during the two year period following the Closing for the benefit of all of the current directors and officers of CBG and/or Commercial Bank, which coverage shall provide substantially the same coverage for such persons as CBG's and Commercial Bank's existing director and officer insurance policy. In the event such insurance policy is not available from any insurance company, Acquiror shall not be required to comply with this subsection (d). Acquiror shall not be required to purchase such a policy if the annual premium exceeds two times the annual premiums currently paid by CBG or Commercial Bank.


                                  ARTICLE XII

                                    CLOSING

         12.01 Closing Date. Subject to the satisfaction or waiver of the conditions set forth herein, the consummation of the Merger (the "Closing") shall take place at 10:00 a.m. on June 28, 1996 in the offices of Long, Aldridge & Norman, Suite 5300, One Peachtree Center, 303 Peachtree Street, Atlanta, Georgia, or on such other date or at such other time and place as the parties shall agree (the "Closing Date").


                                  ARTICLE XIII

                          TERMINATION PRIOR TO CLOSING

         13.01 Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

                 (a)      By the mutual written consent of Acquiror and CBG;

                 (b) By CBG in writing, without liability, if Acquiror or Colonial Bank shall (i) fail to perform in any material respect its agreements contained herein required to be performed by it on or prior to the Closing Date, or (ii) materially breach any of its representations, warranties or covenants contained herein, which failure or breach is not cured within thirty (30) days after CBG and Commercial Bank has notified Acquiror or Colonial Bank of its intent to terminate this Agreement pursuant to this subparagraph (b);

                 (c) By Acquiror or in writing, without liability, if CBG shall (i) fail to perform in any material respect its agreements contained herein required to be performed by it on or prior to the Closing Date, or (ii) materially breach any of its representations, warranties or covenants contained herein, which failure or breach is not cured within thirty (30) days after Acquiror has notified CBG of its intent to terminate this Agreement pursuant to this subparagraph (c).

                 (d) By either Acquiror or CBG in writing, without liability, if there shall be any order, writ, injunction or decree of any court or governmental or regulatory agency binding on Acquiror, Colonial Bank, CBG or Commercial Bank, which prohibits or restrains Acquiror, Colonial Bank, CBG or Commercial Bank from consummating the transactions contemplated hereby, provided that Acquiror, Colonial Bank, CBG or Commercial Bank shall have used their reasonable, good faith efforts to have any such order, writ, injunction or decree lifted, and the same shall not have been lifted within 30 days after entry, by any such court or governmental or regulatory agency;

                 (e) By either Acquiror or CBG, in writing, without liability, if for any reason the Closing has not occurred by September 30, 1996;

                 (f) By either Acquiror or CBG if any event has occurred which would have a Material Adverse Effect on any other party to this Agreement or their respective Subsidiaries;

                 (g) By Acquiror or CBG in the event that any conditions precedent to the obligations of such party to consummate the transactions contemplated hereby cannot be satisfied or fulfilled by September 30, 1996.

         13.02 Termination of Obligations. Termination of this Agreement pursuant to this Article XIII shall terminate all obligations of the parties hereunder; provided, however, that termination pursuant to subparagraphs (b) or
(c) of Section 13.01 hereof shall not relieve a defaulting or breaching party from any liability to the other party hereto for knowing or willful defaults or breaches.


                                  ARTICLE XIV

                                    EXPENSES

         14.01 Expenses. Acquiror, Colonial Bank, CGB and Commercial Bank each agrees to pay its own fees and expenses incurred in connection with the transactions contemplated by this Agreement. The Surviving Corporation shall pay the fees and expenses of The Robinson-Humphrey Company, Inc. in connection with the transactions contemplated hereby.


                                   ARTICLE XV

                                 MISCELLANEOUS

         15.01 Survival. The representations and warranties of Acquiror, Colonial Bank, CBG and Commercial Bank contained herein or in any certificate or other document delivered pursuant hereto or in connection herewith shall not survive the Closing.

         15.02 Entire Agreement. This Agreement (including the Schedules) constitutes the sole understanding of the parties with respect to the subject matter hereof; provided, however, that this provision is not intended to abrogate any other written agreement between the parties executed with or after this Agreement.

         15.03 Amendment. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.

         15.04 Parties Bound by Agreement; Successors and Assigns. The terms, conditions and obligations of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns thereof.

         15.05 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

         15.06 Headings. The headings of the Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

         15.07 Modification and Waiver. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar).

         15.08 Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party hereto shall be in writing and delivered personally or sent by registered or certified mail (including by overnight courier or express mail service), postage or fees prepaid, if to CBG or Commercial Bank, to:

                 Commercial Bancorp of Georgia, Inc.
                 390 Crogan Street
                 Lawrenceville, Georgia 30245
                 Attention: Richard Sikes, President
                          and Chief Executive Officer

with a copy to:

                 Long, Aldridge & Norman
                 Suite 5300
                 303 Peachtree Street
                 Atlanta, Georgia 30308
                 Attention: David M. Calhoun

if to Acquiror or Colonial Bank, to:

                 W. Flake Oakley, IV
                 Chief Financial Officer
                 One Commerce Street, Suite 800
                 Montgomery, Alabama 36104

with a copy to:

                 Miller, Hamilton, Snider & Odem
                 One Commerce Street, Suite 802
                 Montgomery, Alabama 36104
                 Attention: Michael D. Waters

or at such other address for a party as shall be specified by like notice. Any notice which is delivered personally in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party or the office of such party. Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the fourth business day after the day it is so placed in the mail or, if earlier, the time of actual receipt.

         15.09 Governing Law. This Agreement is executed by the parties in, and shall be construed in accordance with and governed by the laws of, the State of Georgia without giving effect to the principles of conflicts of law thereof.

         15.10 Acquisition Proposals. From and after the date of this Agreement and until any termination pursuant to Article XIII, CBG and Commercial Bank shall not (and shall use its best efforts to ensure that its directors and officers shall not), directly or indirectly, solicit or encourage any inquiries or proposals from any Person (other than Acquiror a Subsidiary thereof) or (ii) knowingly furnish any information about or with respect to CBG or its Subsidiaries or participate in any negotiations or discussions concerning any acquisition, merger, combination or sale of a significant amount of assets of CBG or Commercial Bank (collectively, a "Business Combination"); except in a situation in which a majority of the full Board of Directors of CBG has determined upon advice of counsel that such Board has a fiduciary duty to consider and respond to a bona fide proposal by a third party, regardless of whether such proposal was directly or indirectly received as a result of conduct sought to be prohibited by this Section 15.10. Upon the occurrence of such determination by the Board of Directors of CBG, such Board shall provide written notice of its determination and intention to consider such proposal to Acquiror at least two business days before responding to the proposal or providing any information with respect to CBG or Commercial Bank in response to the proposal, indicating the material terms of such proposal; provided, however, that if such proposal by its terms requires a response in a shorter period, CBG shall provide such notice, information and undertaking to Acquiror as promptly as practicable in the circumstances. Notwithstanding the foregoing, nothing in this Section 15.10 relating to fiduciary duties shall preclude an action by Acquiror against CBG for breach by CBG of any other provision of this Agreement provided that this sentence shall not confir upon Acquiror any additional rights other than such rights as it otherwise would have pursuant to such other provisions of this Agreement.

         15.11 No Third-Party Beneficiaries. With the exception of the parties to this Agreement and the Indemnified Parties, there shall exist no right of any person to claim a beneficial interest in this Agreement or any rights occurring by virtue of this Agreement.

         15.12 "Including." Words of inclusion shall not be construed as terms of limitation herein, so that references to "included" matters shall be regarded as non-exclusive, non-characterizing illustrations.

         15.13 Severability. Any term or provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining terms and provisions thereof or affecting the validity or enforceability of such provision in any other jurisdiction, and if any term or provision of this Agreement is held by any court to be void, voidable, invalid or unenforceable in any given circumstance or situation, then all other terms and provisions, being severable, shall remain in full force and effect in such circumstance or situation and the said term or provision shall remain valid and in effect in any other circumstances or situation.

         15.14 Return of Information. In the event of termination of this Agreement prior to the Effective Time, each party shall return to the other, without retaining copies thereof, all confidential or non-public documents, work papers and other materials obtained from the other party in connection with the transactions contemplated in this Agreement and shall keep such information confidential, not disclose such information to any other person or entity, and not use such information in connection with its business.

         15.15 Equitable Remedies. The parties hereto agree that, in the event of a breach of this Agreement by either party, the other party may be without an adequate remedy at law owing to the unique nature of the contemplated transactions. In recognition thereof, in addition to (and not in lieu of) any remedies at law that may be available to the non-breaching party, the non-breaching party shall be entitled to obtain equitable relief, including the remedies of specific performance and injunction, in the event of a breach of this Agreement by the other party, and no attempt on the part of the non-breaching party to obtain such equitable relief shall be deemed to constitute an election of remedies by the non-breaching party that would preclude the non-breaching party from obtaining any remedies at law to which it would otherwise be entitled.

         15.16 No Waiver. No failure, delay or omission of or by any party in exercising any right, power or remedy upon any breach or default of any other party shall impair any such rights, powers or remedies of the party not in breach or default, nor shall it be construed to be a waiver of any such right, power or remedy, or an acquiescence in any similar breach or default; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any provisions of this Agreement must be in writing and be executed by the parties to this Agreement and shall be effective only to the extent specifically set forth in such writing.

         15.18 Remedies Cumulative. All remedies provided in this Agreement, by law or otherwise, shall be cumulative and not alternative.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the date indicated on the first page hereof.




ATTEST:
                                        COLONIAL BANCGROUP, INC.
By: /s/ Walter Thompson
    -----------------------------
Title: Senior Vice President
       --------------------------

                                        By: /s/ W. Flake Oakley, IV
                                            ------------------------------------
                                              W. Flake Oakley, IV
                                              Chief Financial Officer




ATTEST:                                 COMMERCIAL BANCORP OF GEORGIA, INC.

By: /s/ John P. Hopkins
    -----------------------------
Title: Secretary
       --------------------------
                                        By: /s/ Richard Sikes
                                            ------------------------------------
                                              Richard Sikes
                                              President and
                                              Chief Executive Officer

                                   APPENDIX A

                                  DEFINITIONS


         (a) The following terms, which are capitalized in the Agreement, shall have the meanings set forth below for the purpose of the Agreement:

         "Acquiror " shall mean The Colonial BancGroup, Inc., a Delaware corporation with its principal offices in Montgomery, Alabama.


         "Acquiror Common Stock" shall mean Acquiror's Common Stock, $2.50 par value per share, authorized and defined in the Restated Certificate of Incorporation of Acquiror, as amended.

         "Agency" or "Agencies" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, all state regulatory agencies having jurisdiction over the parties to the Agreement and their respective Subsidiaries, and the Commission.

         "Agreement" shall mean this Agreement and Plan of Merger and the Exhibits and Schedules delivered pursuant hereto and incorporated herein by reference.

         "Assets" of a party shall mean all of the assets, properties, and rights of such party of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such party's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such party, and whether or not owned in the name of such party or any Subsidiary of such party and wherever located.

         "CBG" shall mean Commercial Bancorp of Georgia, Inc., a Georgia corporation with its principal offices in Georgia.

         "CBG Common Stock" shall mean CBG's Common Stock, $1.00 par value per share, authorized and defined in the Articles of Incorporation of CBG.

         "Closing" shall mean the closing of the transactions contemplated hereby as described in Section 12.01 of the Agreement.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Commercial Bank" shall mean Commercial Bank of Georgia, a Georgia state chartered commercial bank with its home office in Georgia.

         "Commission" shall mean the United States Securities and Exchange Commission.

         "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order or Permit.

         "Contract" shall mean any material written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease or obligation, of any kind or character, or other material agreement to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

         "Default" shall mean (i) any material breach or violation of or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a material breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any liability under, any Contract, Order or Permit.

         "Effective Time" shall mean the date and time at which the Merger becomes effective as defined in Section 1.02 of the Agreement.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "GAAP" shall mean generally accepted accounting principles as applicable to banks and their holding companies.

         "Knowledge" shall mean, in the case of CBG or Commercial Bank, the actual knowledge of the Chairman of the Board, President, Chief Financial Officer and Chief Credit Officer of CBG or Commercial Bank and, in the case of Acquiror or Colonial Bank, means the knowledge of the Chairman, President, Chief Financial Officer, Chief Accounting Officer, Chief Credit Officer or any Senior or Executive Vice President of Acquiror or it Subsidiaries.

         "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, liabilities or business, including those promulgated, interpreted or enforced by any Agency.

         "Liability" shall, unless otherwise defined, mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

         "Lien" shall mean any conditional sale agreement, default or title, easement, encroachment, encumbrance, hypothecating, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to, any property or property interest, other than (i) Liens for current property taxes not yet due and payable, (ii) for depository institution Subsidiaries of a party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, and (iii) Liens in the form of easements, restrictive covenants and other encumbrances on real property which do not materially adversely affect the use of such property by the current owner thereof.

         "Litigation" shall mean any action, arbitration, complaint, criminal prosecution, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding relating to or affecting a party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement.

         The term "material," for purposes of this Agreement, shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

         "Material Adverse Effect" with respect to any party shall mean an event, change or occurrence which has a material adverse impact on (i) the financial position, business or results or operations of such party and its Subsidiaries, taken as a whole, or (ii) the ability of such party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "material adverse impact" shall not be deemed to include the impact of (x) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (y) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (y) actions or omissions of a party (or any of its Subsidiaries) taken with the prior written consent of the other party in contemplation of the transactions contemplated hereby, (z) the effect of this Agreement, including compliance with this Agreement, on the operating performance of the parties, including expenses incurred by the parties in connection with this Agreement and the loss of employees and/or customers of a party as a result of this Agreement and the transactions contemplated thereby.

         "Merger" shall mean the merger of CBG with Acquiror as contemplated in this Agreement.

         "NYSE" shall mean The New York Stock Exchange.

         "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Agency.

         "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.

         "Person" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

         "Proxy Statement/Prospectus" shall mean the proxy statement/prospectus used by CBG to solicit the approval of its stockholders of the transactions contemplated by this Agreement and used by Acquiror in connection with the issuance of the Acquiror Common Stock to the stockholders of CBG.

         "Registration Statement" shall mean the registration statement on Form S-4, or such other appropriate form, to be filed with the Commission by Acquiror, and which has been agreed to by CBG, to register the shares of Acquiror Common Stock offered to stockholders of CBG pursuant to this Agreement, including the Proxy Statement/Prospectus).

         "Resulting Corporation" shall mean the Acquiror as the surviving corporation resulting from the Merger.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Subsidiaries" shall mean those corporations, banks, associations, or other entities of which the entity in question owns or controls 5% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 5% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

         (b) The following terms shall have the meanings ascribed to such terms in the Section of the Agreement referenced below:

                 Term                                       Section
                 ----                                       -------
         "Acquiror Capital Stock"                           3.01
         "Acquiror Financial Statements"                    5.05(b)
         "Acquiror SEC Reports"                             5.05(a)
         "Audited Financial Statements"                     4.06(b)
         "CBG Financial Statements"                         4.06(b)
         "CBG Option"                                       3.04(a)
         "CBG SEC Reports"                                  4.06(a)
         "CBG Stock Appreciation Rights"                    3.04(b)
         "Dissenter Provisions"                             3.07


         "Dissenting Stockholder"                           3.07
         "Exchange Agent"                                   3.05
         "Exchange Ratio"                                   3.01(c)
         "Indemnified Party"                                11.01(a)
         "Interim Financial Statements"                     4.06(b)
         "Market Value"                                     3.01(c)
         "Retained Employees"                               7.05
         "Rules and Regulations"                            3.11
         "Surviving Corporation"                            1.01
         "Taxes"                                            4.23(a)
